Exhibit 1.1

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COCA-COLA FEMSA, S.A.B. DE C.V.

BYLAWS

CHAPTER I

NAME, PURPOSE, DURATION, LEGAL RESIDENCE AND NATIONALITY OF THE COMPANY

ARTICLE 1: The Company is called “COCA-COLA FEMSA” followed by the words “SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE” (Variable Stock Corporation), or by the abbreviation “S.A.B. DE C.V.”.

ARTICLE 2: The purposes of the Company shall be:

(a) To establish, promote and organize commercial or civil companies of any type, as well as to acquire and possess shares or participations in them;

(b) To acquire, possess and sell bonds, shares, participations and securities of any type, participate in the borrowing and lending of securities, enter into partnerships, companies and joint ventures and, in general, to carry out all types of active and passive transactions involving said securities;

(c) To provide or receive advisory, consulting or other types of services in industrial, commercial, financial, legal and tax matters and in any other area related to the promotion, administration and management of companies;

(d) To acquire, build, manufacture, import, export, dispose of and, in general, conduct business with all types of machinery, equipment, raw materials and any other items necessary to the companies in which it has an interest or with which it has commercial relations;

(e) To request, obtain, register, buy, lease, sell or in any other way dispose of and acquire trademarks, commercial names, copyrights, patents, inventions, franchises, distributions, concessions and processes;

(f) To acquire, build, lease and, under any other title possess and operate, the real and personal property required by or necessary for its purpose, as well as

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to install or, under any other title operate, plants, workshops, warehouses, stores, storage facilities or depositories; to subscribe or buy and sell stocks, bonds and securities as well as to undertake any other transactions which may be necessary or conducive to the main corporate purpose; and,

(g) To draw, accept, make, endorse or guarantee negotiable instruments, issue bonds secured with real property or unsecured, and to make the company jointly and severally liable, as well as to grant security of any type with regard to the obligations entered into by the Company or by third parties, and in general, to perform such acts, enter into such contracts and carry out such other transactions as may be necessary or conducive to the corporate purpose of the Company.

ARTICLE 3: The Company shall have a term of 99 (ninety-nine) years, beginning as of the incorporation date of the Company.

ARTICLE 4: The legal domicile of the Company is Mexico City, and the Company may establish agencies, offices or branches in other places in Mexico or abroad.

ARTICLE 5: Any foreigner who, at the time of incorporation or at any subsequent time, acquires a corporate interest or participation in the Company, will be considered, by that fact alone, as Mexican with respect to such interest or participation, and it is understood that he agrees not to invoke the protection of his/her government, under the penalty, in case of failure to comply with this instrument, of forfeiting said interest or participation to the benefit of the Mexican Nation.

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CHAPTER II

CAPITAL STOCK AND SHARES

ARTICLE 6: a).- The capital stock is variable. The minimum fixed capital stock not subject to withdrawal is $820,502,794.00 (Eight Hundred and Twenty Million Five Hundred and Two Thousand Seven Hundred and Ninety four Pesos 00/100 Mexican currency) represented by 14,770,993,576 (Fourteen Billion Seven Hundred and Seventy Million Nine Hundred and Ninety-three Thousand Five Hundred and Seventy-six) shares, which are fully subscribed and paid. The variable capital is unlimited.

(b) At least 75% of the capital stock will be represented by ordinary shares, (without expression of par value). These shares will be divided into three Series: Series “A” ordinary shares with restricted transferability, Series “D” ordinary shares with restricted transferability, and Series “B” ordinary shares of free transferability. The capital stock will also be represented by not more than 25% of Series “L” shares with limited voting rights, free transferability (without expression of par value).

(c) The Series “A” shares shall represent at all times no less than 50.1% of the capital stock represented by ordinary shares, and shall be subscribed to and held only by Mexican investors. The Series “D” shares shall constitute at all times no less than 25% of the capital stock represented by ordinary shares and shall be of free subscription. The Series “B” shares shall be of free subscription and shall not exceed, together with the Series “D” shares, 49.9% of the capital stock represented by ordinary shares. Prior authorization by the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and the Mexican Foreign Investment Commission (Comisión de Inversión Extranjera), the Series “L” shares shall not be computed for purposes of determining the amount and percentage of foreign participation in the capital stock of the Company.

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If Series “A” shares are subscribed or acquired by any other shareholders holding shares of any other Series, and such shareholders have a nationality other than Mexican, such Series “A” shares shall be automatically converted into shares of the same series of stock that such shareholder owns, and such conversion shall be considered perfected at the same time of said subscription or acquisition. In the same extent, if Series “D” shares are subscribed or acquired by any Series “A” shareholders, those shares will be automatically converted into Series “A” shares. Provided that the percentages of capital stock described in this paragraph c) are complied, the Series “A” shareholder and/or the Series “D” shareholders shall be entitled at any time to assign, in part or as a whole, their right to subscribe shares (i) in favor of a Subscription Subsidiary (as defined in article 15 (g) below) and/or in favor of any other shareholder of the other series of shares; and (ii) in favor of any of their affiliates, with the written consent of all Series “A” and Series “D” shareholders.

For purposes of the foregoing, it shall be stated the waiver of the respective pre-emptive rights, as well as the assignment of such rights, and as the case may be, the consent of the Series “A” and Series “D” shareholders in the minutes of the shareholders’ meeting approving the capital stock increase or by means of written instruments delivered to the corporate secretary of the Company before the expiration of the term to exercise such pre-emptive rights. The shares that, in exercise of a right assigned, are subscribed by shareholders holding other shares of stock, or by affiliates of such shareholders, shall be automatically converted into shares of the same series of stock that the shareholder that assigned such rights holds.

(d) The Series “A” and the Series “D” shares shall be shares with restricted transferability, and as such, shall be subject to the restrictions set forth in article 15 hereto and verification by the Company’s Trustee referred to in article 17 hereof for their transfer to be effective.

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(e) Within their respective Series, the shares give their holders the same rights and obligations.

(f) The share certificates representing the shares shall bear the signature of one Series “A” and one Series “D” director.

(g) The Series “L” shareholders shall only have voting rights in those limited matters described in these bylaws and specified in the corresponding share certificates. Such limited matters are as follows: changes in the legal form of the Company, other than changes from Sociedad Anónima Bursátil de Capital Variable to Sociedad Anónima Bursátil and vice versa; merger with another corporation, in the capacity of merged corporation, or merger with another corporation in the capacity of merging corporation, when the principal corporate purpose of the merged corporation is not related to or connected with those of the Company or its subsidiaries; and the cancellation of the registration of the shares issued by the Company in the National Registry of Securities (Registro Nacional de Valores) or with other foreign stock exchanges in which the shares may be listed.

(h) It is understood and agreed by the holders of the Series “L” shares that under no circumstances will such holders have the right to determine the management of the Company, its investments, increases or reductions of capital stock, the issuance or amortization of the shares representing the capital stock, changes in these bylaws or the dissolution or liquidation of the Company, or have any rights other than those expressly granted pursuant to paragraph (g) of this article 6; provided, however, that the holders of Series “L” shares shall, have the right to designate up to 3 Proprietary Directors and their respective Alternate Directors, as set forth in article 25 section (a) of these bylaws.

Series “L” shareholders shall also be entitled to vote in the matters expressly mentioned by the Securities Market Law.

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(i) The Company may, subject to obtaining any necessary regulatory authorization, issue units that represent Series “B” and Series “L” shares; with respect to such units (i) each of the units will consist of five (5) Series “L” shares and three (3) Series “B” shares, and (ii) if the units are issued, such units will only be able to trade as units. The share certificates of such units shall be executed by one of the board members designated by Series “A” shareholders, and by one of the board members designated by Series “D” shareholders.

(j) During the year 2024, the holders of the units that represent Series “L” and Series “B” shares, gathered in a special shareholders’ meeting of each of the Series of shares, which will have to be convened by the board of directors at the request of any holder or group of holders that represent 5% or more of the capital stock, will have the right to decide whether the units should unwind into Series “B” and Series “L” shares to trade separately and, that the units be exchanged for share certificates that represent the underlying Series “L” shares and Series “B” shares, effectively one (1) year after its approval; and the Company will be required to disclose it to the public.

(k) Notwithstanding subsection (j) above, the board of directors will have the authority to submit to the consideration of the holders of the units, gathered in a special shareholders’ meeting of each Series of shares, at any time, whether the units should unwind into Series “L” and Series “B” shares to trade separately, provided that the call to the corresponding special shareholders’ meeting is made three (3) months in advance and that the unit be exchanged for share certificates that represent the underlying Series “L” and Series “B” shares, effectively one (1) year after its approval; and the Company will be required to disclose it to the public.

For purposes of subsections (j) and (k), the special shareholders’ meeting that decides whether the units should unwind into Series “L” and Series “B” shares to trade separately, will require seventy five percent (75%) of each of the Series “B” and Series “L” shares to be present, and the favorable vote of the shareholders present at the meeting that represent fifty one percent (51%) of each of the Series of shares.

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ARTICLE 7: The Company shall be able to issue limited voting shares, described herein as Series “L” shares, which, with prior authorization of the National Banking and Securities Commission and the Mexican Foreign Investment Commission, will be considered issued as provided in the Securities Market Law (Ley del Mercado de Valores) and pursuant to the corresponding authorizations issued by the National Banking and Securities Commission, and article 198 of the General Corporations Law shall not apply to such shares, and such shares shall be subject to other limitations as specified herein.

ARTICLE 8: Any increase or reduction of the fixed portion of the capital stock, and any consequent amendment of clause three of the incorporation deed and article 6 of these bylaws shall be accomplished pursuant to a resolution adopted at an extraordinary shareholders’ meeting in accordance with the terms of article 23 hereof.

In addition, in accordance with article 53 of the Securities Market Law, any capital increase by means of issuance of non-subscribed shares, which may be represented by units, kept in the treasury of the Company will be a matter subject to the approval by an extraordinary general shareholders’ meeting.

ARTICLE 9: Any increase or reduction of the variable portion of the capital stock, shall be approved by the general ordinary shareholders’ meeting pursuant to article 23 of these bylaws.

ARTICLE 10: The variable portion of the capital stock may be increased, when approved at an ordinary shareholders’ meeting, through the issuance of new shares or of units represented by new shares, or the offering of treasury shares or units represented by treasury shares, held for this purpose, provided that the

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shareholders’ shall have preemptive rights to subscribe such shares or units within their respective series of shares, provided that the shareholders’ meeting approves that such shares or units shall be paid in cash. The exercise of this right shall be carried out pursuant to the terms of article 132 of the General Corporations Law. In accordance with article 53 of the Securities Market Law, with respect to treasury shares, such shares must be subscribed by means of a public offer. The shareholders will not have the pre-emptive right abovementioned with respect to issuance of new shares or units, or placement of treasury shares or units represented by treasury shares, in connection with: (i) merger by the Company; (ii) conversion of debt instruments issued in accordance with the General Law of Securities and Credit Operations, (iii) public offer in accordance with articles 53, 56 and related provisions of the Securities Market Law; (iv) capital increase by means of in kind payment of the shares issued, or by means of cancellation of debt owed by the Company; and, (v) placement of shares repurchased, or units represented by shares repurchased, by the Company.

ARTICLE 11: In accordance with article 50 of the Securities Market Law, variable capital stock shareholders will not have the redemption right pursuant to article 220 of the General Corporations Law.

ARTICLE 12: The Company, under the terms of the Securities Market Law and the general regulations issued by the National Banking and Securities Commission, shall be able to acquire the shares representing its capital stock or the units represented by shares of its capital stock, according to these bylaws. Pursuant to article 56 of the Securities Market Law, companies controlled by the Company will not be able to acquire, directly or indirectly, shares that represent its capital stock or units represented by such shares, or securities that represent such shares. The acquisitions made through investment companies (sociedades de inversión) are exempt from this prohibition.

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ARTICLE 13: All increases or reductions of the capital stock shall be recorded by the Company in a corporate registry book kept for such purpose.

ARTICLE 14: The Company may redeem part of its shares by using distributable profits according to the following rules:

(a) The redemption must be resolved by an extraordinary shareholders’ meeting.

(b) Only fully paid shares and units represented by fully paid shares, may be redeemed.

(c) The shares to be redeemed shall be acquired pursuant to the rules set forth in article 136 of the General Corporations Law.

(d) The certificates representing redeemed shares shall be cancelled.

ARTICLE 15: (a) No sale, transfer, assignment, pledge or other disposition (any of the foregoing being hereinafter referred to as a “Transfer”) of Series “A” shares or Series “D” shares will be valid if it is not carried out in accordance with the following procedures, unless all the holders of the Series “A” and “D” shares give their prior written approval.

(b) Any shareholder that wishes to sell Series “A” or “D” shares (the “Selling Shareholder”) shall communicate such intention in writing to the Series “A” shareholders (if the shares to be sold are Series “D” shares) or to the Series “D” shareholders (if the shares to be sold are Series “A” shares) (the shareholders required to receive such notice being hereafter referred to as “Offeree Shareholders”, to the chairman of the board of directors, to the designated representative of the Series “D” directors and to the trustee referred to in article 17 of these bylaws, 90 days prior to such proposed sale. Said notice shall include the intention to sell such shares, the number of shares intended to be sold, the name of the proposed purchaser, the proposed price, which must be payable entirely in cash (the “First Refusal Price”), as well as any other terms in connection with the proposed sale.

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(c) During said period of 90 days, the Offeree Shareholders, each of whom shall be bound by the resolution of the Offeree Shareholders holding a majority of the Series “A” or Series “D” shares, as the case may be, will have an option to purchase all (but not less than all) of the shares offered at the First Refusal Price; to be paid in cash and on the same terms offered to the proposed purchaser, provided that, in the event such option is exercised, any Offeree Shareholder so required to purchase shares may designate any other person or persons on its behalf to acquire such shares and provided that the Offeree Shareholders give prior written notice of the exercise of such option to the chairman of the board of directors, to the designated representative of the Directors appointed by the Series “D” shareholders and to the trustee referred to in article 17 of these bylaws. In the event such option is exercised, (i) if the shares to be acquired pursuant to such option are Series “A” shares, each Offeree Shareholder shall be required to acquire such shares in the proportion its Series “D” shares bear with respect to all issued, subscribed and paid Series “D” shares, (ii) if the shares to be acquired pursuant to such option are Series “D” shares, each Offeree Shareholder shall be required to acquire such shares in the proportion its Series “A” shares bear with respect to all issued, subscribed and paid Series “A” shares and (iii) the Selling Shareholder and each of the Offeree Shareholders (or any designee of such Offeree Shareholder) shall consummate the transactions related to such option within 10 business days after the date on which such option is exercised.

(d) In case the Offeree Shareholders do not exercise the aforementioned purchase option, the Selling Shareholder will have 90 days beginning on the earlier of (i) the date on which the 90 day period referred to in the immediately preceding paragraph ends and (ii) the date on which the Selling Shareholder receives written notice from the Offeree Shareholders of their desire not to exercise their option, to consummate the proposed sale, in its entirety, at a price not less than the First Refusal Price and on terms no less favorable to the Selling Shareholder than those offered to the Offeree Shareholders.

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(e) At any time during which any of the shares of the Company are publicly trading on the Mexican Stock Exchange (Bolsa Mexicana de Valores), any holder shall be entitled to sell Series “A” or Series “D” shares through a public offering on such stock exchange, provided that it complies with the terms of paragraphs (b) through (e) of this article 15, except that the Selling Shareholder will not need to provide the Offeree Shareholders with the names of the proposed purchasers.

(f) Should any Series “A” or “D” shareholder propose to pledge its shares to a financial or credit institution (the “Pledgee”), such shareholder (the “Pledgor”) shall deliver to the chairman of the board of directors, to the designated representative of the Series “D” directors and to the trustee referred to in article 17 of these bylaws, prior to the execution of such pledge, a written agreement in which the Pledgee agrees (i) to notify the chairman of the board of directors of the Company and to the designated representative of the Series “D” directors of any event of default under the pledge, (ii) to comply with all the procedures set forth in paragraphs (b) through (d) and any other applicable provisions of this article 15 prior to any foreclosure of the pledged shares, (iii) to irrevocably waive any right of self-adjudicating the shares, even with the written consent of the shareholder that granted the pledge, until it has fully complied with such restrictions and procedures, and (iv) that the Pledgor shall be entitled to vote the pledged shares so long as it is the registered holder thereof. In the event of a foreclosure, the First Refusal Price shall be determined by an auction or, if such auction is not required by law and the transfer is to be carried out in a different manner, such First Refusal Price will be equivalent to the “Fair Market Value” of such shares, as determined pursuant to paragraph (1) of this article 15.

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(g) Notwithstanding the foregoing, (i) any shareholder (a “Subscription Shareholder”) that acquires Series “A” or Series “D” shares by subscription (or that have acquired Series “A” or Series “D” shares in connection with a capitalization in exchange for shares of the Company it acquired by subscription) may Transfer any such shares in favor of a company which such shareholder owns, directly or indirectly, more than 50% of the outstanding shares of the capital stock with voting power (with respect to such Subscription Shareholder, a “Subscription Subsidiary”), and (ii) any Subscription Subsidiary may Transfer any such shares to such Subscription Shareholder or any other Subscription Subsidiary of such Subscription Shareholder, provided that in each case the transferor shall give prior written notice to the chairman of the board of directors, the designated representative of the Directors appointed by the Series “D” shareholders and the trustee referred to in article 17 of these bylaws.

(h) Any shareholder that wishes to Transfer Series “A” or “D” shares in any manner whatsoever except as permitted by paragraphs (b) through (g) hereof (the “FMV Shares”) shall communicate such intention in writing to the Series “A” shareholders (if the FMV Shares are Series “D” shares) or to the Series “D” shareholders (if the FMV Shares are Series “A” shares) (the shareholders required to receive such notice being hereafter referred to as the “FMV Offeree Shareholders”) and to the chairman of the board of directors, the designated representative of the Series “D” Directors and the trustee referred to in 17 article of these by-laws . Said notice shall communicate the intention to Transfer the FMV Shares, the number of FMV Shares, the name of the proposed transferee and a detailed description of the proposed Transfer and the terms thereof, including the price to be paid.

(i) For a period of 90 days following delivery of such notice, FMV Offeree Shareholders holding a majority of the Series “A” or Series “D” shares, as the case may be, shall be entitled to require a determination of the Fair Market Value of the FMV Shares by delivering a notice in writing to the proposed transferor and to the

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chairman of the board of directors, the designated representative of the Series “D” Directors and the trustee referred to in article 17 of these by-laws. If such a determination is delivered, the FMV Offeree Shareholders, each of whom shall be bound by the decision of the FMV Offeree Shareholders holding a majority of the Series “A” or Series “D” shares, as the case may be, and the proposed transferor shall proceed as rapidly as practicable to determine the Fair Market Value of the FMV Shares.

(j) The FMV Offeree Shareholders, each of whom shall be bound by the decision of the FMV Offeree Shareholders holding a majority of the Series “A” or series “D” shares, as the case may be, shall have an option to purchase all (but not less than all) of the FMV Shares at a price equal to the Fair Market Value within 90 days following the determination thereof, provided that, in the event such option is exercised, any FMV Offeree Shareholder required to purchase shares may designate any other person or persons on its behalf to acquire such FMV Shares. In the event such option is exercised, (i) if the FMV Shares are Series “A” shares, each FMV Offeree Shareholder shall be required to acquire such FMV Shares proportionally to its Series “D” shares vs. the total of Series “D” shares, dully subscribed and paid (Series “D” shares), (ii) if the FMV Shares are Series “D” shares, each Offeree Shareholder shall be required to acquire such FMV shares proportionally to its Series “A” shares vs. the total of Series “A” shares, dully subscribed and paid (Series “A” shares) and (iii) the proposed transferor and each of the FMV Offeree Shareholders (or any designee of such FMV Offeree shareholder) shall conclude the transactions in relation to such option within 10 business days after the date on which such option is exercised.

(k) In case the FMV Offeree Shareholders do not exercise the aforementioned purchase option, the proposed transferor will have 90 days beginning on the earlier of (i) the date on which the 90-day option period referred to in the immediately preceding paragraph ends and, (ii) the date on which the proposed transferor receives written notice from the FMV Offeree Shareholders of their desire not to exercise their option, to conclude the proposed Transfer, in its entirety, on the terms specified in the notice referred to in paragraph (h) of this article 15.

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(l) As used in these by-laws the “Fair Market Value” of the Company’s shares shall mean an amount equal to the “Company Value”, as defined below, multiplied by a fraction, the numerator of which is the number of the Company’s shares that are being valued, and the denominator of which is the total number of issued, subscribed and paid shares as of the valuation date. The term “Company Value” shall mean the amount in new pesos that, as of the date of such valuation, would be received for all issued, subscribed and paid shares of the Company’s capital stock in an arm’s-length transaction between a willing buyer and seller, determined as follows:

1. The two parties determining the Fair Market Value will each make an independent determination of the Company Value (each an “Original Valuation Determination”) and will submit it to the chairman of the board of directors, the designated representative of the Series “D” Directors and the trustee referred to in article 17 of these by-laws. If the two valuations differ by an amount which is less than 10% of the smaller valuation, the Company Value will be the average of such Original Valuations.

2. If the difference between the two valuations is an amount which is greater than 10% of the smaller valuation, the parties will each select a financial institution from a list of internationally recognized institutions approved by a majority of the Series “A” directors and a majority of the Series “D” directors. These two institutions will make their respective determinations of the Company Value (the “Second Valuations”) and submit them to the chairman of the board of directors, the designated representative of the Series “D” Directors and the trustee. If the Second Valuations differ by an amount which is less than 10% of the smaller valuation, the Company Value will be the average of such Second Valuations.

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3. If the Second Valuations differ by an amount which is greater than 10% of the smaller valuation, the two aforementioned institutions will select a third institution from the same list from which they were chosen, which institution shall then make its own determination of the Company Value (the “Third Valuation”). The two Second valuations and the Third valuation will be averaged and the Original valuation that is nearest to this average will be deemed to be the Company Value.

ARTICLE 16: The Company may be spined-off into one of several corporations pursuant to a resolution adopted at an extraordinary shareholders’ meeting.

ARTICLE 17: The Company will have a shares registry book and will consider as shareholders only those people who appear registered in such registry. The Company will carry out its shareholders’ registry though the Fiduciary Division of Banco Santander, S.A. (formerly Banca Serfin, S.A.) (or any other trust institution that the board of directors may appoint) (hereinafter the “Trustee”). The Company will only consider as owners those shareholders who appear in the registry of such trust institution. The Trustee, before making changes to such share registry holders book with respect to Series “A” or “D” shares, must verify full compliance with the provisions set forth in article 15 hereof.

ARTICLE 18: In the event of the cancellation of the registry of the shares of the Company or the certificates, which represent them in the National Registry of Securities, either by the request of the Company with the prior consent of the extraordinary shareholders’ meeting and with the favorable vote of the shareholders, including the shareholders with limited vote or non-voting shares, representing 95% of the capital stock outstanding, or by a resolution of the National Banking and Securities Commission, in both cases, in accordance with the provisions of article 108 of the Securities Market Law, the Company shall effect, prior to such cancellation, a tender offer subject to the provisions of the Securities Market Law.

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The Company shall constitute in a trust for a period of at least 6 months from the date of cancellation of the shares, the necessary funds to acquire at the same price of the public offer, the shares from the investors that did not participate in such offer.

In order to comply with the provisions of the Securities Market Law, the board of directors of the Company shall disclose to the public, its opinion with respect to the price of the public offer.

CHAPTER III

SHAREHOLDERS’ MEETINGS

ARTICLE 19: (a) The general shareholder’s meeting is the supreme authority of the Company, all other corporate authority is subordinate thereto.

(b) The shareholders’ meetings shall be either general (ordinary or extraordinary) or special and will be held at the domicile of the Company. extraordinary meetings will be those which are held to approve the following: a) with any of the matters pursuant to article 182 (except in the event of capital increase or reduction of the variable part of the capital stock in accordance with article 9 of these by laws) and article 228 bis of the General Corporations Law; (b) the cancellation of the registration of shares or the certificates that represent them issued or to be issued by the Company in the National Registry of Securities, or with foreign stock exchanges in which such shares may have been listed;

(c) The amortization by the Company of shares of its capital stock with distributable earnings and, if applicable, issuance of working shares (acciones de goce).

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(d) The capital stock increase in accordance with article 53 of the Securities Market Law; and,

(e) Any other matter in which applicable law or these by-laws require a special quorum.

All other general meetings will be ordinary meetings. The ordinary shareholders’ meeting, in addition to the provisions of the General Corporations Law, will gather to approve any transaction to be entered by the Company or its controlling entities, within one fiscal year, if such transaction represents 20% or more of the consolidated assets of the Company based on the amounts corresponding to the end of the immediately ended quarter, regardless of the way such transactions are executed, either simultaneously or successive, but that by its characteristics can be construed as one transaction. In such shareholders’ meeting, restricted or non-voting shareholders shall be entitled to vote during such meetings.

Special meetings will be those which are held to deal with matters put to the vote of a particular series of shares. Each meeting shall deal only with the matters included in the Agenda.

ARTICLE 20: (a) An ordinary meeting shall be held at least once a year in the Company’s offices on the date set by the board of directors, which date shall be within four months following the close of the corresponding fiscal year.

(b) Ordinary, extraordinary and special shareholders’ meetings shall be called by the board of directors through its secretary or alternate secretary; also the audit and the corporate practices committees, through their respective chairman, may call a shareholders’ meeting.

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Shareholders holding voting shares, including limited voting shares, that individually or collectively hold 10% or more of the outstanding capital stock will be entitled to require the chairman of the board, the chairman of the audit committee or the chairman of the corporate practices committee, to call a shareholders’ meeting, to the effect that the percentage set forth in article 184 of the General Corporations Law will not be applicable.

Any such meetings will be called upon a shareholder from a request pursuant to the terms set forth in articles 184 and 185 of the General Corporations Law and other applicable provisions of the Securities Market Law.

ARTICLE 21: (a) The call for ordinary, extraordinary and special shareholders’ meetings, in first or further call, shall be published in the Official Gazzette or in at least one of the newspapers of general circulation in the domicile of the Company or in the electronic system maintained by the Ministry of Economy, at least 15 days prior to the date determined for the meeting to take place.

(b) Calls for a general shareholders’ meeting shall comply with the requirements set forth in articles 186 and 187 of the General Corporations Law, and related provisions of the Securities Market Law.

ARTICLE 22: To attend the meetings, holders of Series “A” and “D” shares must deposit their shares with the trustee referred to in article 17 of these bylaws and obtain written proof of ownership of such shares from the trustee in order to obtain from the Company’s Corporate Secretary a certificate authorizing such shareholders’ participation in the meetings, which certificate must be received at least 48 hours before the day indicated for the meeting. Holders of Series “B” and “L” shares must deposit their shares or units represented by Series “L” and Series “B” shares with the Company’s Corporate Secretary or in an institution for the custody of securities, and obtain a certificate from the Company’s Corporate Secretary authorizing such shareholders’ participation in the meeting at least 48

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hours before the day indicated for the meeting; in case the Series “B” or Series “L” shares or the units represented by Series “L” and Series “B” shares are deposited in an institution for the custody of securities, such institution shall inform the Company’s Corporate Secretary on a timely basis, of the number of shares or units that each of its depositors maintains therein, and shall indicate if the deposit has been made on the depositor’s or on a third party’s behalf; this proof shall be accompanied by a list of names prepared by depositors, in order to obtain a certificate valid for entry. The shareholders, including holders of units represented by shares, are entitled to be represented at the meetings by proxies, through a simple power of attorney letter, or by a power of attorney issued in the formats that satisfy the conditions set forth in the Securities Market Law, which must be received by the Company’s Corporate Secretary within the aforementioned time.

ARTICLE 23: (a) The ordinary and extraordinary shareholders’ meetings, called to deal with matters in which the holders of Series “L” shares do not have voting rights, shall be considered legally convened through first or further call, provided that shareholders representing at least 76% of the issued, subscribed and paid ordinary capital stock are present, and their resolutions shall be valid when adopted by the holders of at least a majority of the issued, subscribed and paid shares of ordinary voting capital stock (and not abstaining) at such meeting, which majority must also include a majority of the issued, subscribed and paid Series “D” shares, with respect to any matters not listed in subsection (f) of this article 23.

(b) Except as otherwise provided in paragraph (d) of this article 23, the extraordinary shareholders’ meetings which are held through first or further call, to deal with matters in which the holders of Series “L” shares have voting rights, shall be considered legally convened, provided that shareholders representing at least 82% of the issued, subscribed and paid shares of capital stock are present, and their resolutions shall be valid when adopted by holders of at least a majority of the issued, subscribed and paid shares of voting capital stock (and not abstaining) at such meeting, which majority must also include a majority of the issued, subscribed and paid Series “D” shares, with respect to any matters not listed in subsection (f) of this article 23.

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(c) Special shareholders’ meetings of any Series of shares, which are held through first or further call, shall be considered legally convened if the holders of at least 75% of the issued, subscribed and paid shares of such Series are present, and their resolutions shall be valid when adopted by at least a majority of the issued, subscribed and paid shares of such Series. The foregoing notwithstanding the installation and voting quorums established for special shareholders’ meetings in other provisions of these bylaws.

(d) Any ordinary, special and extraordinary shareholders’ meetings shall be deemed lawfully called if all issued, subscribed and paid shares are represented therein, even if no notice was published, and their resolutions will be deemed valid if, at the time of voting, all shares continue to be represented.

(e) During the ordinary shareholders’ meeting where the Company’s Financial Statements for the prior fiscal year are discussed, the reports referred to in article 28 section IV of the Securities Market Law shall also be presented.

(f) Notwithstanding the foregoing, the ordinary shareholders’ meetings, shall also be considered legally convened through first or further call, provided that shareholders representing at least the majority of the issued, subscribed and paid ordinary capital stock are present, and their resolutions shall be valid when adopted by the holders of at least a majority of the issued, subscribed and paid shares of ordinary voting capital stock (and not abstaining) at such meeting, with respect to the following matters:

(i) The declaration and payment of any dividends up to 20% of the preceding years consolidated net profits, as per the agreed dividend policy of the Company;

(ii) The approval of the yearly audited financial statements with an unqualified auditor’s opinion;

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(g) The Series “L” and Series “B” shares will have the right to be present and vote in ordinary, extraordinary and special shareholders’ meetings in which they are entitled to vote in accordance with these bylaws and, for that purpose, they will be able to obtain certificates valid for entry and attend the meetings, considering individually each of the Series “L” or series “B” shares, as applicable, instead of considering the units as a whole.

ARTICLE 24: The chairman of the board of directors, or whoever may substitute in its functions, shall preside over the corresponding shareholders’ meeting; in his/her absence, the meeting shall be presided over by any shareholder designated by those shareholders attending the meeting. The secretary shall be the board’s secretary or, in his absence, any person designated by those shareholders attending the meeting. The chairman shall name two of the shareholders present as statutory examiners (escrutadores). Voting shall be by show of hands (económicas) unless at least three of the shareholders attending the meeting request that it be made by roll call (nominales). Furthermore, at the request of shareholders holding 10% (ten percent) of the outstanding capital stock (including restricted voting shares), the vote for any matter with respect to which they do not consider themselves sufficiently informed may be postponed by them for up to three days without the need for a new call, and without being applicable the percentage set forth in article 199 of the General Corporations Law. This right may only be exercised once for a particular matter.

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CHAPTER IV

ADMINISTRATION AND SURVEILLANCE

ARTICLE 25: a) The management and administration of the Company’s affairs will be entrusted to a board of directors and a chief executive officer. The board of directors shall consist of no more than 21 directors and their alternates. The appointment and removal of directors which correspond to each set of shareholders shall be made in an ordinary shareholders’ meeting or a special shareholders’ meeting, as provided in Article 23 of these by laws. The shareholders of Series “A” shares, by majority vote of such series shall designate up to 13 directors and their alternates; the shareholders of Series “D” shares, by majority vote of such shares shall also appoint up to 5 directors and their respective alternates, the shareholders of Series “L” shares by a majority of votes of such shares, shall also appoint up to 3 directors and their alternates, and the shareholders of Series “B” shall also appoint directors to what is established in article 26 of these bylaws. The fact that the shareholders of any series of shares do not appoint all of the directors to which they are entitled to appoint in one or more shareholders meetings, shall not be deemed a waiver to its right to appoint in the future the maximum amount of directors to which they are entitled to appoint. Minority shareholders exercising their right to appoint directors as set forth in article 50 of the Securities Market Law shall appoint such directors exclusively within the number of directors corresponding to their respective series in accordance to this article, except as provided in article 26 of these by laws. At least, 25% (twenty-five percent) of the directors must be independent.

(b) The directors shall be elected for one year; however, in accordance with article 24 of the Securities Market Law, they shall continue in the exercise of their functions even if the term for which they have been designated has concluded or have resigned, up to a term of 30 calendar days; if no substitution has been made or the designated person has not taken office, without being subject to the provisions of article 154 of the General Corporations Law. The shareholders ordinary meeting at which the directors of the Company are designated shall determine the compensation that the directors and secretaries will receive for their service during the designated period, and the members of the board shall have the rights and obligations set forth in these by laws, and applicable provisions of the Securities Market Law and the General Corporations Law.

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The board of directors shall be entitled to appoint interim members of the board, without need of a shareholders’ meeting, in the event of absence of any board member, or in the event the designated members do not take office and no alternate director was appointed or such alternate did not take office. The shareholders’ meeting shall ratify such appointments or shall designate a substitute director in the immediate following meeting after such event occurs.

ARTICLE 26: The shareholders’ of issued and paid Series “B” shares that, individually or as a group, hold 10% of the issued and paid shares of the capital stock of the Company, shall have the right to appoint and revoke the appointment of one director of the board of directors of the Company and its alternate, as set forth in article 50 of the Securities Market Law. The shareholders’ meeting shall reduce the number of directors entitled to be appointed by holders of another series of shares of the Company; provided that, the number of directors entitled to be appointed by holders of Series “D” shares shall remain unchanged, unless otherwise agreed in a shareholders meeting and for an specific period, and provided further that the provisions in article 195 of the General Corporations Law and the relevant provisions of the Securities Market Law with respect to the appointment of directors by minority shareholders shall be complied with.

ARTICLE 27: The chairman of the board of directors, any chairman of the audit or corporate practices committees, or at least 25% of the members of the board shall be entitled to call a board of directors meeting and to include the items that they deem convenient in the agenda. The calls for the board of directors

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meetings shall be signed by the person that made such call, by the chairman or, in his absence, by the vice-chairman or the secretary, and shall be sent by fax, personal delivery, or by any other means permitted by the law, at least 15 days before the date of the meeting. Any three directors may request a meeting of the board of directors of the company, in which case the chairman, vice-chairman or secretary shall duly issue a call for such meeting to be held within 30 days after receipt of such request, and shall include in the agenda therefor any matter requested by such directors.

The external auditor may be called to any of the board of directors meetings, as a participant with voice, but shall not be entitled to vote.

ARTICLE 28: (a) The board of directors shall meet at least once every 3 (three) months. At the first session, immediately after the general ordinary meeting that appointed them, the board of directors shall name, from the directors designated by the Series “A” shareholders, the chairman and the vice-chairman. The chairman, who shall act as chairman of the board of directors meetings and the shareholders’ meetings, shall, during his absences, have his position temporarily filled by the vice-chairman, and during the vice-chairman’s absence, by the other series “A” directors in the order in which they have been designated.

(b) The secretary and an alternate secretary of the Company, neither of whom need be a director, shall be designated by majority of the issued, subscribed and paid capital stock represented by Series “A” shareholders. Minutes shall be taken at all meetings and must be approved in writing by at least a majority of the directors designated by the Series “A” shareholders and by at least two directors designated by the Series “D” shareholders who attended the respective meeting, and be signed by the chairman and secretary.

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ARTICLE 29: (a) The board of directors shall be considered legitimately functioning if the majority of its members are present and (except during the pendency of a Simple Majority Period under article 31 hereof, which exception shall apply only with respect to the Simple Majority Matters as defined therein, and except also for those matters or actions listed in subsection (d) of this article 29), as part of such majority, at least two directors designated by the Series “D” shareholders are also present at the time such action is taken.

(b) The board of directors may, without convening, adopt resolutions by a unanimous vote of its members, provided that such resolutions are confirmed by writing, signed by all members and recorded in the corporate books of the Company.

(c) Resolutions of the board of directors shall be valid only if they have been approved by a majority of directors voting (and not abstaining) at a meeting, which majority must (except (i) during the pendency of a Simple Majority Period under article 31 hereof, which exception shall apply only with respect to the Simple Majority Matters, (ii) in the event that all Series “D” directors present thereat abstain or (iii) for those matters or actions listed in subsection (d) of this article 29), include at least two Series “D” directors. Except for the matters or actions listed above, where the approval of the Series “D” directors is not required, the approval of at least two Series “D” directors will be required to approve all other matters or actions. Such other matters or actions shall include, but shall not be limited to (such other matters or actions are referred to herein as “Extraordinary Matters”):

1.	Entering into or operating a line of business that is not an Existing Line of Business;

2.	Acquisition or divestiture of franchises and territories or expansion of the Company into other territories;

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3.

Any acquisition, directly or indirectly, whether by purchase, merger, consolidation or acquisition of stock or assets or otherwise, of any assets, securities, properties, interests, or businesses or approve any investment (whether by purchase of stock or securities, contributions to capital, loans to, or property transfers), unless such acquisition or investment: (i) is already included in the capital budget of the Annual Normal Operations Plan; or (ii) if it is not already included in the capital budget of the Annual Normal Operations Plan is related to the normal operation or required to assure the organic growth of the business of the Company and its Subsidiaries in each of the territories where they operate with value not in excess of US $100 million;

4.

Entering into any transaction to sell, lease, license, transfer, abandon, permit to lapse or otherwise dispose of any real property or other properties or assets, real, personal or mixed, unless such transaction: (i) is already included in the Annual Normal Operations Plan; or (ii) if it is not already included in the Annual Normal Operations Plan is related to the normal operation or required to assure the organic growth of the business of the Company and its Subsidiaries in each of the territories where they operate with value not in excess of US $100 million;

5.

Entering into any joint venture, partnership, strategic alliance or any other business combination with third parties, regardless of structure, that is not in the ordinary course of business consistent with past practice;

6.	Litigation and arbitration matters (including settlements) that are not in the ordinary course of business consistent with past practice;

7.

Any guarantee of a third party obligations that is not related to the normal operation or not required to assure the organic growth of the business of the Company and its Subsidiaries in each of the territories where they operate;

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8.	Adoption of any plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

9.	Change in external auditors;

10.	The proposal to declare and pay dividends exceeding 20% of the preceding years consolidated net profits;

11.	Approval of yearly audited financial statements with a qualified auditor’s opinion;

12.	Listing and delisting of securities on any stock exchanges;

13.	Issuance of shares or new series of shares, redemption of shares or changes in capital structure, including without limitation any formation or dissolution of subsidiaries;

14.	Approval of the Annual Extraordinary Plan and any modification related thereto;

15.	Approval of decisions or actions that are consistent with the implementation of the Annual Extraordinary Plan;

16.	Any delegations of authority or actions to vote shares of subsidiaries of the Company with respect to matters not described in article 29 (d), subsections (1) through (7) of these bylaws;

17.	Changes, amendments or modifications to the Chart of Authority with respect to matters not described in described in article 29 (d), subsections (1) through (7) of these bylaws;

18.	Any other matters considered at ordinary, special or extraordinary shareholder meetings (other than those matters set forth in article 23 (f) of these by laws); and

19.	Disposition of securities of Subsidiaries or main line of existing business.

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(d) Notwithstanding the foregoing, the board of directors shall also be considered legitimately functioning if the majority of its members are present and resolutions of the board of directors shall be valid if they have been approved by the majority of the members of the board of directors voting (and not abstaining), with respect to the following matters:

(1) Appointment or removal of the Chief Executive Officer and the senior management reporting to the Chief Executive Officer and approval of their compensation;

(2) Approval of the Annual Normal Operations Plan (and any modification related thereto), as part of the Annual Business Plan, including the approval of any capital investments, capital expenditures, leases or indebtedness or other financial obligations (or guaranties) or any other actions necessary to implement the Annual Normal Operations Plan;

(3) Approval of any decisions or actions required in order to assure the normal operation and to assure the organic growth of the business of the Company and its Subsidiaries in each of the territories where they operate and that are consistent with the implementation of the Annual Normal Operations Plan;

(4) Approval of the internal policies applicable to the Company as long as they are related to the normal operation or are required to assure the organic growth of the business of the Company and its Subsidiaries in each of the territories where they operate and that are consistent with the implementation of the Annual Normal Operations Plan;

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(5) Approval of yearly audited financial statements [without conditions made by the auditors opinion];

(6) Any delegations of authority or actions to vote shares of subsidiaries of the Company, in either case with respect to any of the matters described in clauses (1) through (5) above;

(7) The granting of any power of attorney to take action with respect to any of the matters set forth in clauses (1) through (6) above.

For purposes of articles 29 and 30, the following terms shall have the meanings set forth below:

The “Annual Business Plan” will be formed by: (a) the “Annual Normal Operations Plan” and (b) the “Annual Extraordinary Plan”.

“Annual Normal Operations Plan” shall mean the annual plan required to assure the normal operation and the organic growth of the business of the Company and its Subsidiaries in each of the territories where they operate (including the necessary capital investments, capital expenditures, leases or indebtedness or other financial obligations (or guaranties) but shall not include any plan or decision relating to the Extraordinary Matters).

“Annual Extraordinary Plan” shall mean the annual plan that should include any other plan or decision not contemplated in the “Annual Normal Operations Plan,” including without limitation the Extraordinary Matters.

”Existing Line of Business” shall mean the manufacture, preparation, packaging, refrigeration, distribution, purchase, selling, dealing or any other activity

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concerned with any non-alcoholic beverage products under the trademarks owned, authorized or licensed by KO or its subsidiaries. For the avoidance of doubt and without limiting the foregoing, none of the following activities will be considered an Existing Line of Business: the manufacture, preparation, packaging, refrigeration, distribution, purchase, dealing or selling of alcoholic or nonalcoholic beverages (including without limitation beer and soft drinks) not authorized by The Coca-Cola Company or its subsidiaries. For purposes of this definition, neither the Company nor any of its Subsidiaries shall be considered a “subsidiary” of The Coca-Cola Company.”

ARTICLE 30: The board of directors shall have the following powers and duties:

(a) To manage the Company’s business and property, with the broadest powers of administration, pursuant to article 2554, second paragraph, of the Federal Civil Code and the related provisions contained on the Civil Codes of the Federal District and diverse federal entities of the Mexican United States.

(b) To exercise acts of ownership with regard to the Company’s personal and real property as well as its real and personal rights as set forth in the third paragraph of article 2554 of the Federal Civil Code, and the related provisions contained on the Civil Codes of the Federal District and diverse federal entities of Mexico, and to grant guarantees of any type with regard to the obligations contracted or to the securities issued or accepted by third parties.

(c) To act as agent of the Company with the broadest powers (including those that under Mexican law require a special clause) before all administrative or judicial authorities of any municipality or state or the Federation, as well as before labor or any other authorities, or before arbitrators; to take depositions and testify,

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including withdrawing from civil rights (amparo) proceedings, under the terms of the first paragraph of article 2554 of the Federal Civil Code, and the related provisions contained in the Civil Codes of the Federal District and diverse federal entities Mexico; as well as to act as agent of the Company before all types of criminal, Federal and State authorities; to file and withdraw criminal complaints; to cause the Company to assist Mexico’s Attorney General in those proceedings and to grant pardons.

(d) To draw, make, endorse and guarantee (avalar) negotiable instruments on behalf of the Company, to issue securities secured with real property or unsecured, to cause the Company to be jointly and severally liable, to give guarantees, bonds, or any other guarantees of payment with respect to any obligations contracted or securities issued or accepted by third parties, to donate or contribute the Company’s personal and real property to other companies, to subscribe shares of capital stock as well as acquire interests in other companies, and in general to conclude acts, enter into contracts and carry out other transactions which may be necessary, conducive, complementary or connected to the Company’s main corporate purpose.

(e) To appoint the officers and managers deemed necessary, and to appoint committees deemed necessary, and to determine their authority.

(f) To approve the internal policies applicable to the Company.

(g) To grant and revoke powers of attorney as it deems necessary, with or without the power of delegation, within the authority granted to the board of directors by these by laws.

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(h) To implement the resolutions taken at the general shareholders’ meetings and, in general, to carry out all the acts and transactions necessary or convenient for the business purposes of the Company, except for those acts expressly reserved by law or these by laws to the shareholders’ meetings.

(i) To approve the Five-Year Business Plan and the Annual Business Plan of the Company and its subsidiaries.

(j) To approve any significant deviations from such Five-Year Business Plan or Annual Business Plan of the Company and its subsidiaries.

(k) To approve the introduction of any new line of business or the termination of any existing line of business. The shareholders or the board of directors of the company shall (through a valid resolution of a general shareholders’ meeting or of the board of directors, in either case in accordance with these by laws) be entitled to reserve exclusively into the board of directors, except for those determinations expressly reserved by law or these by laws to the shareholders’ meetings, all or any portion of its powers provided for herein or by applicable law, on such terms and subject to such conditions as the shareholders or the board of directors, acting as aforesaid, may specify from time to time.

(l) To approve the operations that are not in the ordinary course of business of the Company, that are being considered to enter into the Company and its shareholders, with persons that are part of the management of the Company or with persons that such individuals have patrimonial nexus, or otherwise have kinship (either by blood or by law) up to the second degree, the spouse or concubinary; the purchase or sale of 10% or more of the assets of the Company; the issuance of a warranty for an amount exceeding 30% of the assets, or any other transaction that is different from the listed above that represents more than 1% of the assets of the Company.

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In addition, it shall request the opinion of the corresponding committee and, if applicable, to approve the transactions described in the paragraph above that the Subsidiaries (as such term is defined in the last paragraph of article 1 of the general provisions applicable to the issuers of securities, issued by the National Banking and Securities Commission as published in the Official Gazette of the Federation (Diario Oficial de la Federación) as of March 19, 2003 and its amendments) intend to enter into transactions with related parties that may compromise the Subsidiaries´ net worth.

The authority referred to in section l) herein cannot be delegated. The members of the board of directors shall be responsible for the resolutions adopted further to provisions of section l, except for the provisions of article 159 of the General Corporations Law.

(m) Any other power or duty set forth by these by laws and the Securities Market Law.

ARTICLE 31: In the event that The Coca-Cola Company or any of its affiliates takes any action under a bottler’s agreement (or any agreement supplemental or related thereto) executed with the Company or any of its Subsidiaries that a majority of the directors of the Company designated by the Series “A” shares reasonably and in good faith believe to be materially adverse to the business interests of the Company considered as a whole (a “Simple Majority Determination”), such majority may deliver written notice of such Simple Majority Determination (detailing the specific basis therefore) to The Cola-Cola Company or such affiliate and the designated representative of the Series “D” Directors. At any

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time during the 90-day period commencing on the 61st day following delivery of such notice, the majority of the Directors designated by the Series “A” shares may, if such action has not been cured to their reasonable satisfaction, deliver another written notice to the same persons declaring a “Simple Majority Period” to be in existence. During such Simple Majority Period, and only during such period, matters (the “Simple Majority Matters”) described in paragraphs (j), (k) and (l) of article 30 hereof, and matters described in paragraph (h) thereof only to the extent required to implement such matters described in such paragraphs (j), (k) and (l) at the level of any controlled company, shall be treated as matters to be approved by a simple majority vote of the entire board of directors of the Company, without requiring the presence or approval of any director designated by the Series “D” shares. A majority of the directors of the Company designated by the Series “A” shares may terminate a Simple Majority Period at any time by giving written notice thereof to The Coca-Cola Company or such affiliate and the designated representative of the Series “D” directors. For a period of one year following any such notification, the directors designated by the Series “A” shares will have no right to declare another Simple Majority Period. No cure after the declaration of a Simple Majority Period of the action that gave rise thereto shall terminate such Simple Majority Period. No failure to declare a Simple Majority Period during such 120-day period shall prevent a majority of the directors of the Company designated by the Series “A” shares from subsequently exercising the rights conferred by this article 31 by making another Simple Majority Determination with respect to such action.

ARTICLE 32: The majority of the holders of ordinary shares, voting at an ordinary shareholders’ meeting as set forth in article 23, may set up intermediate levels of administration different from the ones set forth in the General Corporations Law or the Securities Market Law. The creation, structure and operation of such intermediate levels of administration shall be subject to the general rules issued by the National Banking and Securities Commission.

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ARTICLE 33: The surveillance of the Company and its controlled entities shall be entrusted to the board of directors.

The board of directors, in order to comply with its supervisory duties, shall be assisted by the corporate practices and audit committees, and by the company hired to perform the external auditing services for the Company, each of them in accordance with their respective competence, as set forth in the Securities Market Law.

The corporate practices and audit committees shall perform the duties set forth in the Securities Market Law, and shall be integrated exclusively by independent directors, and each such committees shall be form by at least 3 board members designated by the shareholders’ meeting or by the board of directors, as proposed by the chairman of the board.

The chairman of the corporate practices and audit committees shall be designated and removed exclusively by the shareholders’ meeting. Such chairman shall not preside the board of directors, and shall be appointed taking into consideration their experience, recognized capacity and professional prestige.

ARTICLE 33BIS: Day to day operations and execution of the business of the Company and its controlled entities shall be the responsibility of the chief executive officer, and such the chief executive officer shall follow the strategies, policies and guidelines approved by the board of directors, and shall have the authority, obligations and duties set forth in the Securities Market Law.

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CHAPTER V

FISCAL YEAR FINANCIAL STATEMENTS

AND DISTRIBUTION OF PROFITS AND LOSSES

ARTICLE 34: The fiscal year of the Company shall be of 12 (twelve) months, beginning on January 1 and ending on December 31 of the same year.

ARTICLE 35: Annual profits, after payment of Income Tax (Impuesto Sobre la Renta), workers’ profit sharing and any other items that must be deducted or separated in accordance with Mexican law, shall be applied as follows:

(a) A minimum of 5% shall be set aside to constitute the legal reserve fund until it reaches at least 20% (twenty percent) of the Company’s capital stock;

(b) The remainder may be distributed as dividends among the shareholders proportionally to the number of shares held by them or, if resolved by the shareholders’ meeting, it shall be totally or partially allocated in provision funds, reinvestment reserve funds, special funds or any other funds the meeting may determine.

ARTICLE 36: The founders do not reserve any special participation in the Company’s profits.

ARTICLE 37: Losses, if any, shall be divided among shareholders pro rate according to the number of shares held but shall not exceed the shares’ nominal value.

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CHAPTER VI:

DISSOLUTION AND LIQUIDATION

ARTICLE 38: The Company shall be dissolved in the cases referred to in points II, III, IV and V of article 229 of the General Corporations Law or, if the extraordinary shareholders’ meeting so determines, in accordance with the terms of article 23 of these by laws.

ARTICLE 39: Once the Company is dissolved, the extraordinary shareholders’ meeting, by a majority vote, shall designate one or more Liquidators, fixing a term for the carrying out of his/her duties and the compensation that shall be paid to him/her.

ARTICLE 40: The liquidators shall carry out the liquidation of the Company pursuant to the resolutions of the extraordinary shareholders’ meeting, and in the absence thereof, in accordance with the following:

(a) The liquidator shall conclude the Company’s business in the manner he deems most appropriate, collecting receivables, paying debts and selling the Company’s property required therefor.

(b) The liquidators shall prepare the Liquidation Financial Statements and shall submit them for the approval of a duly called extraordinary shareholders’ meeting.

(c) The liquidators shall distribute among the shareholders the remaining assets as per the Financial Statements approved by the extraordinary shareholders’ meeting, in accordance with law and these by laws and against the delivery and cancellation of the corresponding share certificates.

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ARTICLE 41: During the liquidation period, the extraordinary, ordinary or special shareholders’ meeting shall meet in accordance with the terms set forth in these by laws in the chapter relating to shareholders’ meetings, and the liquidators shall perform the same functions the board of directors had during the normal course of the Company’s business.

ARTICLE 42: Any provisions not included in these by laws, shall be subject to the provisions of the Securities Market Law and the General Corporations Law. The defined terms used in these by laws and defined by the Securities Market Law, shall have the meanings set forth in such law.